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                                                                    Exhibit 5.1


                            KELLEY DRYE & WARREN LLP
               A Partnership Including Professional Associations
                               Two Stamford Plaza
                             281 Tresser Boulevard
                        Stamford, Connecticut 06901-3229


                               September 20, 1996


Viatel, Inc.
800 Third Avenue
New York, New York 10022


          Re:   Registration Statement on Form S-1
                (File No. 333-09699) for 8,667,000 shares of Common Stock
                ---------------------------------------------------------


Ladies and Gentlemen:

        We have acted as special counsel to Viatel, Inc., a Delaware corporation (the "Company"), in connection with the proposed public offering of 8,667,000 shares (the "Firm Shares") of the Company's common stock, $0.01 par value (the "Common Stock"), and up to an additional 1,300,050 shares (the "Option Shares") of Common Stock subject to an over-allotment option granted to the several underwriters of such public offering. The Firm Shares and the Option Shares are hereinafter referred to collectively as the "Shares." The Company has filed a Registration Statement on Form S-1 (File No. 333-09699) (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), with respect to the public offering of the Shares. As such counsel, you have requested our opinion as to the matters described herein relating to the issuance of the Shares.

        In connection with this opinion, we have examined and relied upon copies certified or otherwise identified to our satisfaction of: (i) the Company's Certificate of Incorporation and By-laws, each as amended to date;
(ii) the minute books and other records of corporate proceedings of the Company through the date hereof as made available to us by officers of the Company;
(iii) an executed copy of the Registration Statement, and each amendment thereto through the date hereof, together with the exhibits and schedules thereto, in the form filed with the Commission; and we have reviewed such matters of law and fact deemed necessary by us in order to deliver the within opinion.


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Viatel, Inc.
September 20, 1996
Page 2


        For purposes of this opinion we have assumed the authenticity of all documents submitted to us as originals, the conformity to originals of copies, and the authenticity of the originals of such copies. We have also assumed the legal capacity of all natural persons, the genuineness of all signatures on all documents examined by us, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company.
As to certain factual matters, we have relied upon statements and representations of officers and other representatives of the Company.

        Based upon and subject to the foregoing assumptions and the further limitations set forth below, it is our opinion that the Shares have been duly authorized and, when issued and paid for as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

        This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the laws of the State of Delaware or the federal law of the Untied States be changed by legislative action, judicial decision or otherwise.

        We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

        This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.


                                Very truly yours,


                                /s/  KELLEY DRYE & WARREN LLP